Exhibit 23
Consent of Independent Registered Public Accounting Firm
Interface, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8, (No. 333-10377; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781) and Form S-3, (No. 333-44661; No. 333-134168) of Interface, Inc., of our reports dated March 17, 2011, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting which appear in this Form 10-K.
/s/ BDO USA, LLP
March 17, 2011